UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SUFFOLK BANCORP
(Exact Name of Registrant as Specified in Its Charter)

NEW YORK                                                                        11-2708279
(State or Other Jurisdiction of Incorporation or Organization)    (I.R.S. Employer Identification No.)

4 WEST SECOND STREET, RIVERHEAD, NY 11901
(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered                                  Name of each exchange on which each class is to be registered
Common Stock, par value $2.50 per share                            New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [   ]

Securities Act registration statement file number to which this form relates: ___________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.                          Description of Registrant's Securities to be Registered

A description of the common stock, $2.50 par value per share, of Suffolk Bancorp (the "Registrant") is set forth in the section captioned "Description of Common Stock" in the prospectus included in the Registrant's Registration Statement on Form S-3 (No. 333-184530) filed with the U.S. Securities and Exchange Commission on February 14, 2013, which description is incorporated herein by reference.

Item 2.                          Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SUFFOLK BANCORP

Date: December 11, 2015	By:	/s/ Brian K. Finneran
Brian K. Finneran
Executive Vice President & Chief Financial Officer